                                                                      EXHIBIT 22

                                                          STATE/COUNTRY                 NAME(S) UNDER WHICH SUBSIDIARY
LIST OF SUBSIDIARIES                                     OF INCORPORATION                      DOES BUSINESS (1)
--------------------                                     ----------------                      -----------------
Advanced Circuit Technology, Inc.                       Delaware, U.S.A.               Advanced Circuit Technology, ACT
Amphenol Aerospace France, Inc.                         Delaware, U.S.A.                           Amphenol
Amphenol Air LB North America, Inc.                          Canada                             Amphenol Air LB
Amphenol Air LB GmbH                                         Germany                           Amphenol  Air LB
Amphenol Air LB International Development S.A.             Luxembourg                          Amphenol  Air LB
Amphenol Air LB S.A. S.                                      France                            Amphenol  Air LB
Amphenol Australia Pty Ltd.                                 Australia                              Amphenol
Amphenol Connex Corporation                             Delaware, U.S.A.                            Connex
Amphenol Benelux B.V.                                    The Netherlands                           Amphenol
Amphenol Borg Limited                                        England                               Amphenol
Amphenol Borg Pension Trustees Ltd.                          England                               Amphenol
Amphenol do Brasil Ltda.                                     Brazil                                Amphenol
Amphenol Canada Corp.                                    Ontario, Canada                           Amphenol
Amphenol Commercial & Industrial
     France, L.L.C.                                     Delaware, U.S.A.                           Amphenol
Amphenol Commercial and Industrial UK, Limited               England                               Amphenol
Amphenol Connexus AB                                         Sweden                                ConneXus
Amphenol-Daeshin Electronics and
      Precision Co., Ltd.                                     Korea                      Amphenol Dae Shin , Dae Shin
Amphenol East Asia Electronic Technology
    (Shenzhen) Co. Ltd.                                       China                                Amphenol
Amphenol East Asia Limited                                  Hong Kong                        AEAL, AEAM, Amphenol
Amphenol Eesti  Ou                                           Estonia                               Amphenol
Amphenol Foreign Sales Corporation                          Barbados                               Amphenol
Amphenol France S.A.S.                                        France                               Amphenol
Amphenol Funding Corp.                                  Delaware, U.S.A.                           Amphenol
Amphenol Germany GmbH                                        Germany                               Amphenol
Amphenol Gesellschaft  m.b.H.                                Austria                            Amphenol, AVIN
Amphenol Holdings Pty. Ltd.                                 Australia                              Amphenol
Amphenol Holding UK, Limited                                 England                               Amphenol
Amphenol Interconnect India Private Limited                   India                       Amphetronix, Amphenol India
Amphenol Interconnect Products Corporation              Delaware, U.S.A.                        AIPC, Amphenol
Amphenol International Ltd.                             Delaware, U.S.A.                    Amphenol International
Amphenol Italia, S.p.A.                                       Italy                                Amphenol
Amphenol Japan K.K.                                           Japan                                Amphenol
Amphenol-Kai Jack, Inc.                              British Virgin Islands                        Kai Jack
Amphenol-Kai Jack Industrial Co., Ltd.                       Taiwan                               Amphenol RF
Amphenol-Kai Jack (Shenzhen), Inc.                            China                                Kai Jack

(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.

                                                          STATE/COUNTRY               NAME(S) UNDER WHICH SUBSIDIARY
LIST OF SUBSIDIARIES                                    OF  INCORPORATION                    DOES BUSINESS (1)
--------------------                                     ----------------                      -----------------
Amphenol Limited                                             England                             Amphenol, LTD
Amphenol Malaysia Sdn. Bhd.                                 Malaysia                             T&M Antennas
Amphenol Optimize Manufacturing Co.                      Arizona, U.S.A.                           Optimize
Amphenol Optimize Mexico S.A. de C.V.                        Mexico                                Optimize
Amphenol RF Asia Corp.                               British Virgin Islands                        Amphenol
Amphenol Shanghai Airwave
         Communication Co. Ltd.                               China                     Shanghai Airwave, T&M Antennas
Amphenol Socapex S.A.S.                                      France                                 Socapex
Amphenol T&M Antennas, Inc.                             Delaware, U.S.A.                         T&M Antennas
Amphenol-TFC (Changzhou)
     Communications Equipment Co., Ltd.                       China                       Amphenol, Times Fiber, TFC
Amphenol Taiwan Corporation                                  Taiwan                                Amphenol
Amphenol Technical Products International Co.                Canada                    Technical Products International
Amphenol-Tuchel Electronics GmbH                             Germany                                Tuchel
Amphenol USHoldco Inc.                                  Delaware, U.S.A.                           Amphenol
Connex Connector Corporation                           California, U.S.A.                           Connex
C.S. Plastique, Inc.                                         Canada                             C.S. Plastique
Guangzhou Amphenol Electronics
         Communication Co., Ltd.                              China                              Amphenol, GEC
Konfektion E Elektronik GmbH                                 Germany                             Konfektion E
Korea Air Electronic Co., Ltd.                                Korea                                   KAE
LPL Technologies Holding GmbH                                Germany
Matir, S.A.                                                  Uruguay
 Amphenol TFC MDE  Participacoes Ltda.                       Brazil                              Monte D'Este
Monte D'Este Fios E Cabos Especiais Ltda.                    Brazil                              Monte D'Este
Monte D'Este Indusria E Comercio de Materiais
      Eletricos Ltda.                                        Brazil                              Monte D'Este
O.M.E., S.A.                                                 France
Pyle-National Ltd.                                           England                             Pyle-National
SCI Air Co.                                                  France
Sine Systems*Pyle Connectors Corporation                Delaware, U.S.A.                      Sine, Pyle-National
Spectra Strip Limited                                        England                             Spectra Strip
Tech Rep Europe S.A.                                         Belgium
TFC South America S.A.                                      Argentina                             Times Fiber
Times Fiber Canada Limited                               Ontario, Canada                          Times Fiber
Times Fiber Communications, Inc.                        Delaware, U.S.A.                          Times Fiber
U-Jin Cable Industrial Co. Ltd.                               Korea                                  U-JIN

(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.